Exhibit 5.1

KIRKLAND & ELLIS LLP

And Affiliated Partnerships

601 Lexington Avenue

New York, New York 10022-4611

June 17, 2010

Motricity, Inc.

601 108th Avenue Northeast

Suite 800

Bellevue, WA 98004

Ladies and Gentlemen:

We are acting as special counsel to Motricity, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of shares of its Common Stock, par value $0.001 per share (the “Common Stock”), including shares of its Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on January 22, 2010 under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The shares of Common Stock to be issued and sold by the Company pursuant to the Registration Statement are referred to herein as the “Shares.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Restated Certificate of Incorporation (the “Restated Charter”) of the Company to be filed with the Secretary of State of the State of Delaware prior to the sale of the Shares; (ii) the Amended and Restated Bylaws of the Company in the form filed as Exhibit 3.2 to the Registration Statement; (iii) the form of underwriting agreement attached as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”); (iv) resolutions of the board of directors and stockholders of the Company (the “Resolutions”); and (v) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. We relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, when (i) the Restated Charter is filed with the Secretary of State of the State of Delaware, (ii) the final Underwriting Agreement is duly executed and delivered by the parties thereto and (iii) the Registration Statement becomes effective under the Act:

When the Shares are registered by the Company’s transfer agent and delivered against payment of the agreed consideration therefor, all in accordance with the Underwriting Agreement and the Resolutions, the Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

This opinion is furnished to you pursuant to Item 601 of Regulation S-K in connection with the filing of the Registration Statement and cannot be relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP

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